UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TICC Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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On August 10, 2016, TICC Capital Corp. issued the following press release:

TICC Sends Letter to Stockholders Urging them to Vote WHITE Proxy Card Today

Highlights Strong Recent Performance

Details Strong Qualifications of Highly Experienced Director Nominee

GREENWICH, CT – August 10, 2016 – TICC Capital Corp. (NASDAQ: TICC) (the "Company," "TICC," "we," or "our") today sent a letter to stockholders outlining how their solid second quarter results highlight the benefits of their investment strategy. The letter also provides information regarding the Company’s highly qualified Director nominee – Tonia L Pankopf – and the contributions she has made to TICC. The letter urged stockholders to reject TSLX’s misleading arguments and protect their investment by voting “FOR” the Company’s proposals on the WHITE proxy card.

The full text of the letter is as follows:

August 10, 2016

SIGN & RETURN THE ENCLOSED WHITE PROXY CARD TODAY!

Vote AGAINST Termination of Investment Advisory Agreement (PROPOSAL 4)

VOTE FOR THE RE-ELECTION OF TONIA L. PANKOPF (PROPOSAL 1)

Dear Fellow Stockholder:

Ahead of the TICC Annual Meeting on September 2, 2016 we urge you to vote the WHITE proxy card enclosed, and FOR TICC’s proposals. The future strategic direction of TICC is at stake, including our distribution policy, and we urge you to vote to protect your investment. Your vote is important!

You may have received a gold proxy card from TPG Specialty Lending, Inc (“TSLX”) – we strongly encourage you to disregard the gold card and vote the WHITE card. TSLX is running a self-serving campaign that provides no benefits to you, our stockholders. In comparison, your Board and current investment advisor continue to take significant steps to improve TICC and are committed to maintaining the current distribution policy.

TICC HAS DELIVERED STRONG PERFORMANCE

TICC’s investment strategy is working, and our recent results demonstrate that we are on the right track to continue delivering attractive risk-adjusted returns to our stockholders.

For the quarter ended June 30, 2016 we saw an 11% increase in our net asset value (NAV) and a 62.5% increase in GAAP net investment income, up to around $0.13 per share. Our core net investment income (Core NII) increased to approximately $0.32 per share, more than 10% above our previously announced distribution of $0.29 per share1. TSLX’s continued distortions of TICC’s solid performance are simply an attempt to mislead stockholders. To set the record straight: since the beginning of 2009, TICC has delivered a Total Shareholder Return of 323%, outperforming both the S&P 500 and our peer group of externally-managed BDCs2. Our current Core NII exceeding our planned distribution demonstrates that our distribution policy is sound and sustainable. TICC is delivering improved performance and it is critical that you vote so that we can continue to deliver on your behalf.

1 Core NII is a non GAAP measure. It represents net investment income adjusted for additional cash distributions received, or entitled to be received (if any, in either case), on our CLO equity investments and also excludes any capital gains incentive fees we recognize but have no obligation to pay in any period. (See additional information under "Supplemental Information Regarding Core Net Investment Income" below).

2 Externally-managed BDCs with more than $100MM in market capitalization and pre-2009 IPOs, and externally-managed BDCs with $250-750MM market capitalization.

TICC vs. Peers Total Return Since 2009
12/31/2008 to 8/9/2016
(%)
400
300
200
100
0
(100)
Dec-08
Sep-09
May-10
Jan-11
Oct-11
Jun-12
Feb-13
Oct-13
Jul-14
Mar-15
Nov-15
Aug-16
TICC: +323%
S&P 500: +184%
BDC Peers: +147%
TICC
S&P 500
TICC BDC Peers

Notes

1.	Peers include externally-managed BDCs with >$100MM market capitalization and pre-2009 IPOs, and externally-managed BDCs with $250-750MM market capitalization; peers include AINV, ARCC, BKCC, FSC, GAIN, GLAD, GSBD, MCC, MVC, PNNT, PSEC, SLRC, TCPC, TCRD

Do not accept TSLX’s misleading arguments – allow your Board and investment advisor to continue implementing the updated investment strategy to further TICC’s success and deliver stockholder value. Vote AGAINST the termination of the investment advisory agreement (Proposal 4) and reject TSLX’s director nominee by voting FOR the re-election of Tonia L. Pankopf (Proposal 1)!

VOTE FOR THE RE-ELECTION OF TONIA L. PANKOPF (PROPOSAL 1)

Ms. Pankopf is a highly qualified nominee who knows TICC well, and has played an instrumental role in TICC’s recent successes. A director since 2003, she has spent more than a decade adding her diverse perspective to the Board and contributing her extensive investment management experience and corporate governance expertise to the Company.

Ms. Pankopf also currently serves as a Managing Partner of Pareto Advisors and is a board member of Landec Corporation, serving on its Corporate Governance and Nominating Committee and chairing its Audit Committee. She has more than 22 years of experience and held leading research and investment management roles at a number of prominent financial firms, including: Palladio Capital Management, LLC; P.A.W. Capital Partners, LP; Goldman, Sachs & Co; and Merrill Lynch & Co.

Vote FOR the re-election of Tonia L. Pankopf (Proposal 1) to ensure this experienced and knowledgeable independent director is able to continue contributing to TICC!

If you have already returned a gold proxy card, it is not too late to change your vote. Simply vote the enclosed WHITE proxy card today. Electronic voting is available. Please follow the instructions on your WHITE proxy card or you may return it in the postage-paid envelope that is provided. Only your latest dated proxy card will be counted.

YOUR VOTE IS VERY IMPORTANT TO US. NO MATTER HOW MANY SHARES YOU OWN

PLEASE VOTE THE WHITE CARD TODAY!

If you have any questions or need assistance in voting your shares, please call our proxy advisor Alliance Advisors toll free at 855-601-2247

Thank you for your support.

Sincerely,

Steve Novak

Chairman of the Board of Directors, TICC Capital Corp.

Supplemental Information Regarding Core Net Investment Income

On a supplemental basis, we provide information relating to core net investment income, which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income. Our non-GAAP measure may differ from similar measures by other companies, even if similar terms are used to identify such measures. Core net investment income represents net investment income adjusted for additional cash distributions received, or entitled to be received (if any, in either case), on our CLO equity investments.

Income from investments in the "equity" class securities of CLO vehicles, for GAAP purposes, is recorded using the effective interest method based upon an effective yield to the expected redemption utilizing estimated cash flows, compared to the cost resulting in an effective yield for the investment; the difference between the actual cash received or distributions entitled to be received and the effective yield calculation is an adjustment to cost. Accordingly, investment income recognized on CLO equity securities in the GAAP statement of operations differs from the cash distributions actually received by us during the period, (referred to below as "CLO equity additional distributions").

Further, as the RIC requirements are to distribute taxable earnings, core net investment income may provide a better indication of estimated taxable income for a reporting period than does GAAP net investment income, although we can offer no assurance that will be the case as the ultimate tax character of our earnings cannot be determined until tax returns are prepared after the end of a fiscal year. We note that these non-GAAP measures may not be useful indicators of taxable earnings, particularly during periods of market disruption and volatility.

The following table provides a reconciliation of net investment income to core net investment income for the three months ended June 30, 2016 and June 30, 2015:

	Three Months Ended June 30, 2016		Three Months Ended June 30, 2015
	Amount	Per Share Amounts (basic)	Amount	Per Share Amounts (basic)
Net investment income	$6,798,806	$0.132	$10,892,126	$0.182
CLO equity additional distributions	9,494,983	0.184	8,200,770	0.136
Core net investment income	$16,293,789	$0.316	$19,092,896	$0.318

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations.

Additional Information and Where to Find It
TICC has filed a definitive proxy statement on Schedule 14A and a WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for TICC’s 2016 annual stockholder meeting (the “Annual Meeting”).  The Company has distributed the definitive proxy statement and a WHITE proxy card to each stockholder entitled to vote at the Annual Meeting. TICC STOCKHOLDERS ARE URGED TO READ THE COMPANY’S PROXY MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT TICC AND THE ANNUAL MEETING. These documents, including any proxy statement (and amendments and supplements thereto) and other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at TICC’s investor relations website (http://ir.ticc.com), or by writing to TICC at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830 (telephone number 203-983-5275).

Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the Annual Meeting. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on July 12, 2016 (the “Schedule 14A”). To the extent holdings of such participants in TICC securities have changed since the amounts described in the Schedule 14A, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Forward Looking Statements
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

TICC Contacts

Media:
Emily Deissler/Nikki Ritchie

Sard Verbinnen & Co

212-687-8080

Stockholders:

Alliance Advisors, LLC

855-601-2247